EXHIBIT 99.1

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company caused this Annual Report on Form 10-KSB to be signed on its behalf by the undersigned, thereunto duly authorized.

WORLD WASTE TECHNOLOGIES, INC.

Date: March 30, 2006	By:	/s/ John Pimentel
John Pimentel Chief Executive Officer

In accordance with the Securities Exchange Act of 1934, this Annual Report on Form 10-KSB has been signed by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John Pimentel John Pimentel	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 30, 2006

/s/ David A. Rane David A. Rane	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 30, 2006

/s/ Thomas L. Collins Thomas L. Collins	Executive Vice President and Director	March 30, 2006

/s/ James Ferris James Ferris	Director	March 30, 2006

/s/ Ross M. Patten Ross M. Patten	Director	March 30, 2006

/s/ Sam Pina Cortez Sam Pina Cortez	Director	March 30, 2006